EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference and use of our report, dated March 7, 2006, appearing in the Annual Report on Form 10-K of Nara Bancorp, Inc. for the year ended December 31, 2005, in Registration Statement No. 333-62038 on Form S-3 and No’s 333-102974 and 333-58508 on Form S-8 of Nara Bancorp, Inc.

Crowe Chizek and Company LLP

South Bend, Indiana

March 14, 2006